UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2000

The Cincinnati Gas & Electric Company

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-1232 (Commission File Number)	31-0240030 (IRS Employer Identification No.)

139 East Fourth Street, Cincinnati, OH 45202

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (513) 287-1099

ITEM 5. OTHER EVENTS.

Reference is made to the press release of Cinergy Corp., dated December 21, 2000, announcing the agreement and its key features, which is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      The following exhibit is filed herewith:

Exhibit Designation 99	Nature of Exhibit Press release of Cinergy Corp., date December 21, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2000 By:	The Cincinnati Gas & Electric Company (Registrant) /s/ Bernard F. Roberts Bernard F. Roberts Vice President & Comptroller (Signature)

Exhibit 99

News contact:               Steve Brash 513-287-2226 (w) 513-231-6895 (h)
                                      Angeline Protogere 317-838-1388 (w) 317-298-3090 (h)

Investor contact:            Steve Schrader 513-287-1083

Website:                        www.cinergy.com

FOR IMMEDIATE RELEASE - December 21, 2000

CINERGY, EPA, OTHER PARTIES REACH AGREEMENT
ON POWER PLANT LAWSUIT

CINCINNATI – Cinergy Corp. (NYSE:CIN) and its two principal operating companies, The Cincinnati Gas & Electric Company and PSI Energy, Inc., (“Cinergy”) announced today that they have reached an agreement in principle with the U.S. Environmental Protection Agency, the Department of Justice, several Northeast states and two environmental groups that could serve as the basis for a negotiated resolution of Clean Air Act claims and other related matters brought against coal-fired power plants owned and operated by Cinergy.

Under the terms of the tentative agreement, EPA and the other plaintiffs have agreed to drop all challenges of past maintenance and repair activities at Cinergy’s coal-fired generation fleet. In addition, Cinergy would be allowed to continue on-going activities to maintain reliability and availability without subjecting the plants to new federal permitting requirements.

In return for resolution of past claims and future operational certainty, Cinergy has committed to shut down or repower with natural gas nine small coal-fired boilers at three power plants beginning in 2004, build four additional sulfur dioxide scrubbers starting in 2008, upgrade existing pollution control systems, and phase in the operation of NOx reduction technology year-round starting in 2004.

In reaching the tentative agreement, Cinergy did not admit any wrongdoing and remains free to continue its current maintenance projects, as well as implement future projects for improved reliability.

“This potential settlement allows us to gain certainty regarding any future operations and reduce emissions over a time frame that will not compromise the reliability and affordability of electricity from our facilities,” said Cinergy chairman, president and chief executive officer James E. Rogers. “While we believe that our maintenance programs followed standard industry practice and were monitored for years by the EPA without complaint, we have pursued a settlement because it is preferable to spending years in time-consuming and wasteful litigation and is consistent with our environmental leadership position.

“The capital projects outlined in the agreement are consistent with our resource planning process for PSI and CG&E. The projects are also in line with the environmental requirements that we believe our plants are expected to face over the next 15 years,” Rogers added. “This potential framework places the largest capital projects in the period 2008 to 2013 and provides certainty regarding future operations and expenditures. We are comfortable that the settlement will not interfere with our planned future earnings and growth and will improve operations from a reliability and maintenance standpoint.”

William F. Tyndall, Cinergy’s vice president for environmental services and federal affairs, estimated that new capital expenditures for emission control equipment required by the proposed settlement would include approximately $580 million for the four new scrubbers and about $90 million for upgrades of existing scrubbers, precipitators and monitoring equipment. These capital expenditures are in addition to Cinergy’s previously announced commitment to install NOx controls over the next five years at an estimated cost of approximately $700 million.

Tyndall also noted that the settlement is consistent with Cinergy’s efforts to seek legislation to resolve major environmental issues for coal-fired power. “While the settlement goes a long way toward providing Cinergy with the certainty needed to manage its plants, we still believe that the best solution is for Congress to replace the overlapping and conflicting requirements for coal-fired power with a single set of environmental goals,” he said. “As one of the first companies with coal assets to support the Clean Air Act Amendments of 1990, Cinergy will continue its efforts to work with the environmental community and others to make this legislation a reality.”

The agreement calls for the company to:

  Repower with natural gas or shut down three units totaling 150 megawatts at Edwardsport Station in Edwardsport, Ind. and three boilers totaling 99 mw at Noblesville Station in Noblesville, Ind., by May 31, 2004
  Repower with natural gas or shut down three units totaling 355 mw at Beckjord Station in New Richmond, Ohio, by December 31, 2006
  Place into service new sulfur dioxide scrubbers on four additional generating units between 2008 and 2013, with the first two units to be located at Gibson Station in Owensville, Ind.
  Retire 50,000 tons of sulfur dioxide allowances between 2001 and 2005 and reduce the company’s SO2 cap by 35 percent in 2013
  Starting in 2004, operate two selective catalytic reduction units year-round to control nitrogen oxides, and meet by 2008 a system-wide NOx year-round cap based on growth in the system and .15 lb/mmbtu of emissions
  Upgrade existing sulfur dioxide and particulate matter control equipment
  Invest $21.5 million in environmentally beneficial projects over the next 5 years
  Pay a civil penalty of $8.5 million to the U.S. government

Cinergy Corp. is one of the nation’s leading diversified energy companies, with a total enterprise value of $8.5 billion and assets of $10 billion. Cinergy owns or operates nearly 20,000 megawatts of electrical and combined heat plant generation that is either operational or under development domestically and internationally. It also has 55,000 miles of electric and gas transmission lines in the United States and abroad and approximately 9,000 employees in nine countries. Its largest operating companies, The Cincinnati Gas & Electric Company and PSI Energy, Inc., serve more than 1.4 million electric customers and 478,000 gas customers in Indiana, Ohio and Kentucky.

Cinergy is active in U.S. power and natural gas markets and maintains a 24-hour-a-day, seven-day-a-week trading operation. The interconnections of Cinergy’s Midwestern transmission assets give it access to 37 percent of the total U.S. energy consumption. In 1998, the New York Mercantile Exchange selected Cinergy to be its transmission hub for Midwest electricity futures trading, which has become the most active hub in the United States.

Statements made in this release that convey the company’s or management’s intentions, expectations or predictions of the future are forward-looking statements. The company’s actual results could differ materially from those projected in the forward-looking statements, and there can be no assurance that estimates of future results will be achieved. Please refer to the company’s SEC filings for additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements.